                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated March 30, 2004, relating to the consolidated financial statements and consolidated financial statement schedule of Exabyte Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP
Denver, Colorado
August 4, 2004